GulfSlope Energy, Inc. 10-K

Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(18 U.S.C. Section 1350)

In connection with this annual report on Form 10-K of GulfSlope, Energy, Inc. (the “Company”), for the year ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John N. Seitz, Chief Executive Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 29, 2022

/s/ John N. Seitz
John N. Seitz, Principal Executive Officer

49